EXHIBIT 10.69

AMENDED AND RESTATED PROMISSORY NOTE

$73,600,000.00	December 29, 2006

FOR VALUE RECEIVED, the undersigned, CONTINENTAL TOWERS, L.L.C., a Delaware limited liability company (“Borrower”), whose address is c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, promises to pay to the order of WELLS FARGO BANK, N.A., as trustee for the registered holders of COBALT CMBS COMMERCIAL MORTGAGE TRUST 2006-C1, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1 (“Lender”), at the office of Lender at c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of SEVENTY-THREE MILLION SIX HUNDRED THOUSAND NO/100 DOLLARS ($73,600,000.00) together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of Five and Eight Hundred Sixty-Four Thousandths percent (5.864%) per annum (the “Note Rate”), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

ARTICLE I

TERMS AND CONDITIONS

1.01       Computation of Interest. Interest shall be computed hereunder based on a 360-day year and paid for on the actual number of days elapsed for any whole or partial month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced (regardless of the time of day) through and including the day on which funds are credited pursuant to Section 1.02 hereof.

1.02       Payment of Principal and Interest. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 3:00 p.m. local time on a day on which Lender is open for business at said place of payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 3:00 p.m. local time at said place of payment on a Business Day. Interest only payments computed at the Note Rate and due in arrears, shall be due and payable beginning on the first day of the second full calendar month following the date of this Note (or on the first day of the first full calendar month following the date hereof, in the event the advance of the principal amount evidenced by this Note is the first day of a calendar month)(the “First Payment Date”), and continuing on the first day of each and every month thereafter through and including December 1, 2016 (the “Maturity Date”), at which time the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.

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The date each month on which payment of interest is due hereunder may be referred to as the “Payment Date.” Lender shall have the right, to be exercised not more than once during the term of the Loan, by not less than 30 days’ written notice to Borrower, to change the Payment Date for each month thereafter to a date other than the first day of each month. The amount of interest due on each Payment Date as so rescheduled shall be the same as the amount of interest that shall have been due on each Payment Date as originally scheduled, except that for the month in which the first rescheduled Payment Date occurs, the payment due also shall include interest for the period from and including the first day of such month to the first rescheduled Payment Date. If the Payment Date is changed in accordance with the foregoing, then the Maturity Date shall be extended to the day in the month in which the Maturity Date originally was scheduled which corresponds with the Payment Date.

1.03       Application of Payments. So long as no Event of Default (as hereinafter defined) has occurred and is continuing hereunder or under any other Loan Document, each such monthly installment shall be applied first, to any amounts hereafter advanced by Lender hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Lender, third, to the payment of accrued interest and last to reduction of principal.

1.04       Payment of Short Interest. If the advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through and including the last day of this calendar month.

1.05	Prepayment; Defeasance.

(a)          This Note may not be prepaid, in whole or in part (except as otherwise specifically provided herein or in the other Loan Documents), at any time. In the event that Borrower wishes to have the Security Property (as hereinafter defined) released from the lien of the Security Instrument (as hereinafter defined), Borrower’s sole option shall be a Defeasance (as hereinafter defined) upon satisfaction of the terms and conditions set forth in Subsection 1.05(c) hereof. Notwithstanding anything contained herein to the contrary, this Note may be prepaid in whole but not in part, without premium or penalty on or after the date which is within three (3) months prior to the Maturity Date provided (i) written notice of such prepayment is received by Lender not more than ninety (90) days and not less than thirty (30) days prior to the anticipated date of such prepayment (and Lender does not receive a written rescission of such notice from Borrower), (ii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents, provided however that if such prepayment occurs on any day other than a scheduled Payment Date, then such prepayment shall be accompanied by all interest that would have accrued hereunder until the next scheduled Payment Date (or until the Maturity Date, if there is no scheduled Payment Date remaining) as if such prepayment had not occurred, and (iii) the Other Loan (as defined in the Borrower Security Instrument) is simultaneously paid in full. If, upon any such permitted prepayment occurring within the three (3) months prior to the Maturity Date, the aforesaid prior written notice has not been timely received by Lender, there shall be due a prepayment fee in an amount equal to the lesser of (i) thirty (30) days’ interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid and (ii) interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid that

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would have been payable for the period from, and including, the date of prepayment through the Maturity Date of this Note as though such prepayment had not occurred.

(b)          Except as described above, partial or entire prepayments of this Note shall not be permitted, except for partial and entire prepayments resulting from Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Borrower Security Instrument or as a result of Lender’s acceleration of the Debt (as defined in the Borrower Security Instrument) pursuant to Section 15 or 16 of the Borrower Security Instrument, in which event no prepayment fee or premium shall be due, provided that with respect to any such entire prepayment of this Note, the entirety of the Other Loan shall be simultaneously paid in full. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal shall be applied to the unpaid principal balance evidenced hereby. Except as otherwise expressly provided in this Section 1.05, the prepayment fees provided in the immediate following paragraph shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Lender’s exercise of its rights upon Borrower’s default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

If, prior to the third anniversary of the First Payment Date (the “Lockout Expiration Date”), the indebtedness evidenced by this Note shall have been declared due and payable by Lender pursuant to Article II hereof or the provisions of any other Loan Document due to an Event of Default, then, in addition to the indebtedness evidenced by this Note being immediately due and payable, there shall also then be immediately due and payable a sum equal to the interest which would have accrued on the principal balance of this Note at the Note Rate from the date of such acceleration to the Lock-out Expiration Date, together with a prepayment fee in an amount equal to the Yield Maintenance Premium (as hereinafter defined) based on the entire indebtedness outstanding on the date of such acceleration. If such acceleration is on or following the Lockout Expiration Date, the Yield Maintenance Premium shall also then be immediately due and payable as though Borrower were prepaying the entire indebtedness on the date of such acceleration. In addition to the amounts described in the two preceding sentences, in the event any such acceleration or tender of payment of such indebtedness occurs or is made on or prior to the Lockout Expiration Date, there shall also then be immediately due and payable an additional prepayment fee equal to one percent (1%) of the principal balance of this Note. The term “Yield Maintenance Premium” shall mean an amount equal to the greater of (A) one percent (1.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of this Note and on the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. The term “Payment Differential” shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note

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after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term “Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event that any prepayment fee is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the fifteen (15) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee.

Borrower waives any right to prepay this Note except under the terms and conditions as expressly set forth in this Note and agrees that if this Note is prepaid, whether voluntarily or involuntarily, Borrower will pay the prepayment charges set forth above and all costs and losses incurred by Lender as a result of such prepayment. Borrower hereby acknowledges that the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender, that the economic value of the various elements of this waiver and agreement was discussed, that the consideration given by Borrower for the loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein.

(c)          (i)          At any time after the earlier of (x) the Lockout Expiration Date, and (y) the date which is two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statue (the “Code”), of the “real estate mortgage investment conduit,” within the meaning of Section 860D of the Code that holds the last portion of the Loan to be securitized, provided no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, Lender shall cause the release of the Security Property from the lien of the Security Instrument and the other Loan Documents (a “Defeasance”) upon the satisfaction of the following conditions:

(A)         Borrower shall give not more than ninety (90) days or less than thirty (30) days prior written notice to Lender specifying the date Borrower intends for the Defeasance to be consummated (the “Release Date”), which date shall be a Payment Date.

(B)         All accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to and including the Release Date shall be paid in full on or prior to the Release Date.

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(C)         Borrower shall deliver to Lender on or prior to the Release Date:

(i)           a sum of money in immediately available funds (the “Defeasance Deposit”) equal to the outstanding principal balance of this Note plus an amount, if any, which together with the outstanding principal balance of this Note, shall be sufficient to enable Lender to purchase, through means and sources customarily employed and available to Lender, for the account of Borrower, direct, non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and to the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and/or interest required to be paid under this Note (including, but not limited to, all amounts due on the Maturity Date) for the balance of the term hereof (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance satisfactory to Lender in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as hereinafter defined) the first priority security interest in the Defeasance Collateral in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests.

(ii)          A pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrower hereunder shall be refunded to Borrower promptly after each monthly Payment Date.

(iii)        A certificate of Borrower certifying that all of the requirements set forth in this Section 1.05(c)(i) have been satisfied.

(iv)         An opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its reasonable discretion stating, among other things, that (x) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, and (y) that any REMIC Trust formed pursuant to a securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such defeasance.

(v)          Borrower shall deliver evidence in writing from the applicable rating agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the securitization which are then outstanding.

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(vi)         A certificate from a firm of independent public accountants acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of paragraph (1) above.

(vii)       Such other certificates, documents or instruments as Lender may reasonably require.

(viii)      Payment of all reasonable out-of-pocket fees, costs, expenses and charges incurred by Lender in connection with the Defeasance of the Security Property and the purchase of the Defeasance Collateral, including, without limitation, reasonable legal fees and all reasonable out-of-pocket costs and expenses incurred by Lender or its agents in connection with release of the Security Property, review of the proposed Defeasance Collateral and preparation of the Defeasance Security Agreement and related documentation, any revenue, documentary, stamp, intangible or other taxes, charges or fees due in connection with transfer of the Note, assumption of the Note, or substitution of collateral for the Security Property. Without limiting Borrower’s obligations with respect thereto, Lender shall be entitled to deduct all such fees, costs, expenses and charges from the Defeasance Deposit to the extent of any excess of the Defeasance Deposit.

(D)         In connection with the Defeasance Deposit, Borrower hereby authorizes and directs Lender using the means and sources customarily employed and available to Lender to use the Defeasance Deposit to purchase for the account of Borrower the Defeasance Collateral. Furthermore, the Defeasance Collateral shall be arranged such that payments received from such Defeasance Collateral shall be paid directly to Lender to be applied on account of the indebtedness of this Note. Any part of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and to pay the other and related costs Borrower is obligated to pay under this Section 1.05 shall be refunded to Borrower.

(ii)          Upon compliance with the requirements of Section 1.05(c)(i), the Security Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note, the Other Note (as defined in the Borrower Security Instrument), and all other obligations under the Loan Documents. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument from the Security Property.

(iii)        Upon the release of the Security Property in accordance with this Subsection 1.05(c), Borrower shall assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a newly created entity which complies with the terms of Section 12 of the Security Instrument designated by Borrower and approved by Lender in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower’s obligations under this Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (x) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that this Note and the Defeasance Security

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Agreement as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable legal fees) incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrower shall be relieved of its obligations hereunder, under the other Loan Documents other than the Environmental and Hazardous Substances Indemnification Agreement (as hereinafter defined) and under the Defeasance Security Agreement.

(iv)         Borrower shall pay to Lender upon demand all reasonable out-of-pocket costs and expenses incurred by Lender in connection with any proposed Defeasance (including without limitation the fees and expenses of attorneys, accountants and rating agencies), whether or not such Defeasance actually occurs. At Lender’s option, payment of such costs and expenses shall be a condition to any Defeasance.

(E)          Contemporaneous Defeasance election being undertaken and completed relative to the Other Loan and pursuant to the terms of the Other Note (as defined in the Borrower Security Instrument).

1.06       Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, those two (2) certain Amended and Restated Mortgage, Security Agreement and Fixture Financing Statements (collectively, the “Security Instrument”) more particularly described as follows: (i) that certain Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement from Borrower for the benefit of Lender, dated as of the date hereof, concerning property located in Rolling Meadows, Cook County, Illinois (“Borrower Security Instrument”); and (ii) that certain Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement from Continental Towers Associates III, LLC, a Delaware limited liability company (“Other Borrower”), for the benefit of Lender, dated as of the date hereof, concerning property located in Rolling Meadows, Cook County, Illinois. The Security Instrument together with this Note, the Other Note, and all other documents to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the “Loan Documents”. All property, rights and interests encumbered by the Security Instrument may be referred to herein as the “Security Property.” All Security Property, together with any other security that may be pledged or otherwise granted to Lender under the Loan Documents may be referred to as the “Collateral.” All of the terms and provisions of the Loan Documents are incorporated herein by reference.

ARTICLE II

DEFAULT

2.01       Event of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as and when due, which is not cured within five (5) days thereafter (provided, however, any payment due hereunder on the Maturity Date shall expressly not be subject to such five (5) day grace period), or should any other Event of Default (as defined in the Security Instrument) or any default not cured within any applicable grace or notice period

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occur under any other Loan Document, then an event of default (an “Event of Default”) shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

2.02       Late Charges and Default Interest Rate. In the event that any scheduled payment other than any payment due on the Maturity Date (whether of principal, interest, principal and interest, reserves or otherwise) is not received by Lender on the date when due, or within five (5) days thereafter, or any other payment is not received within five (5) days following written notice that the same is due, then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to the lesser of (a) five percent (5.0%) of the amount of such overdue payment or (b) the maximum late charge that can be collected from Borrower under applicable law. So long as any Event of Default has occurred and is continuing, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note from the date of default at a rate per annum equal to the lesser of (x) five percent (5.0%) in excess of the Note Rate, or (y) the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law (the “Default Interest Rate”), and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty.

2.03       Cumulative Remedies. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all reasonable out-of-pocket costs of collection including, but not limited to, reasonable attorneys’ fees.

2.04       Exculpation. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth:

(a)          Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the Collateral, including the rents, issues, income and profits from the Security Property collected after an Event of Default. If an Event of Default occurs, any judicial or other proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement, including, without limitation, the appointment of a receiver, and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Collateral. In the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower

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under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower. This Subsection 2.04(a) is in all respects subject to the following provisions of this Section 2.04, and in the event of any conflict between this Subsection 2.04(a) and any other provision of this Section 2.04, the other provision of this Section 2.04 shall control.

(b)          Notwithstanding anything to the contrary in Subsection 2.04(a), Borrower shall be fully and personally liable for payment and performance of all obligations set forth in the Loan Documents, including the payment of all principal, interest, and other amounts under this Note, in the event of (i) any assignment, encumbrance, transfer or conveyance of the Security Property or any interest therein in violation of Section 10 of the Borrower Security Instrument, (ii) an Event of Default under Subsections (a), (b), (c), (d), (e), (g), (h), (j), (l), (n), (p), (s), (t), (u), (v), (w), (x), or (y) of Section 12 of the Borrower Security Instrument, or (iii) the occurrence of any event or condition described in Section 55 of the Borrower Security Instrument.

(c)          Further, notwithstanding anything to the contrary in Subsection 2.04(a), Borrower shall be fully and personally liable and subject to legal action to the extent of any loss, damage, cost, expense, liability, claim or other obligation actually incurred by Lender (including reasonable attorneys’ fees and costs incurred) arising out of or in connection with the following: (i) for fraud or intentional misrepresentation in connection with obtaining the indebtedness evidenced by this Note by or on behalf of Borrower or by any guarantor of (or indemnitor with respect to) any obligations under the Loan Documents (in either case, a “Guarantor”), (ii) for insurance proceeds, condemnation awards, or other sums or payments attributable to the Security Property not applied in accordance with the provisions of the Loan Documents (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the application of such funds), (iii) for all rents, profits, issues, products and income of the Security Property paid following any Event of Default and not applied to payment of principal and interest due under this Note, and the payment of actual and reasonable operating expenses of the Security Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such funds), (iv) for misappropriation (including failure to turn over to Lender upon request after the occurrence or during the continuance of an Event of Default) of tenant security deposits and all rents collected in advance, (v) for waste of the Security Property, and for damage to the Security Property as a result of the intentional misconduct or gross negligence of Borrower or any Guarantor or by any authorized agent, authorized employee or other person authorized to act on behalf of Borrower or any Guarantor with respect to the Security Property, or any removal of any Security Property in violation of the Loan Documents, (vi) for criminal acts by Borrower, or any Guarantor, or by any authorized agent of Borrower or any Guarantor with respect to the Security Property resulting in forfeiture, seizure or loss of any portion of the Security Property, (vii) for Borrower’s failure to pay transfer fees and charges due Lender under this Note or the Security Instrument in connection with any subordinate financing or any transfer of all or any part of the Security Property, or any interest in Borrower (if Borrower is not a natural person or persons but is a corporation, partnership, trust or other legal entity), (viii) for failure by Borrower, any general partner of Borrower, or any Guarantor to comply with the covenants, obligations, liabilities, warranties and representations contained in the Guaranty Agreement and Environmental and

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Hazardous Substances Indemnification Agreement of even date herewith or otherwise pertaining to environmental matters, (ix) for a breach or default under Subsections (f), (i), (k), (o), (q), or (r) of Section 12 of the Security Instrument, (x) so long as Borrower is Continental Towers, L.L.C., a Delaware limited liability company, for any act by any member or manager of Borrower, or by any owner, member, or manager of any constituent party of Borrower, not done in accordance with the Loan Documents or which (A) materially and adversely affects the fair value market value, physical condition, tenant-mix, use, reputation, income, expenses, or operations of the Security Property, (B) prohibits or materially and adversely affects the ability of the Manager (as defined in the Borrower Security Instrument) (or any successor or assignee of Manager) to perform its obligations under the Management Agreement (as defined in the Borrower Security Instrument) or (C) prohibits or materially and adversely affects the ability of Subordinate Lender (as defined in the Security Instrument) to complete a Foreclosure (as defined in the Borrower Security Instrument) of the Security Property in accordance with the terms and conditions of the Subordinate Loan Documents (as defined in the Borrower Security Instrument) and as permitted by the Borrower Security Instrument, (xi) any claim, allegation, notice, or citation against Lender issued by the Internal Revenue Service or any other federal agency claiming or alleging that Lender is in any manner in violation of federal tax laws in connection with the Loan as a direct or indirect result of Borrower’s relationship to Guarantor, Other Borrower, Manager, and Subordinate Lender; (xii) for all amounts for which Other Borrower is liable under Subsections (b) and (c) of Section 2.04 of the Other Note; and (xiii) for the actual third party costs (including reasonable attorneys’ fees and costs), incurred by Lender in recovering any amounts owing pursuant to this Section.

(d)          Nothing contained in this Section shall (i) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (ii) preclude Lender from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this Section, or (iii) release, relieve, reduce, waive, limit or impair in any way whatsoever, any obligation of any party to the Guaranty Agreement and Environmental and Hazardous Substances Indemnification Agreement each of even date executed and delivered in connection with the indebtedness evidenced by this Note.

(e)          Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all Collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the other Loan Documents.

ARTICLE III

GENERAL CONDITIONS

3.01       No Waiver: Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted

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from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

3.02       Waivers. Presentment for payment, demand, protest and notice of demand, intent to accelerate, acceleration, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

3.03       Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”), to Lender for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including, but not limited to, any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 3.03 will control all agreements between Borrower and Lender.

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3.04       Use of Funds. Borrower hereby warrants, represents and covenants that the proceeds of this Note shall be used for business purposes and no funds disbursed hereunder shall be used for personal, family or household purposes.

3.05       Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

3.06       Miscellaneous. This Note shall be interpreted, construed and enforced according to the laws of the State of Illinois. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

3.07       Amendment and Restatement. This Amended and Restated Promissory Note and the Other Note shall amend, restate and replace in its entirety that certain Promissory Note (the “Original Note”) dated as of November 21, 2006 in the original principal amount of One Hundred Fifteen Million and No/100 Dollars ($115,000,000.00) made by Borrower and Other Borrower, payable to the order of CWCapital LLC, a Massachusetts limited liability company (“CWC”). CWC assigned and endorsed the Note, and assigned the entirety of its interest in the Loan Documents, to Lender on December 21, 2006. All terms, conditions and obligations of the Original Note shall remain in full force and effect as assigned and endorsed to Lender and as amended and restated herein and in the Other Note in its entirety, and all rights and remedies provided for therein shall be preserved to Lender. Nothing contained herein or done pursuant hereto shall affect or be construed to affect the priority of the lien or security interest securing this Note over the priority of other liens, charges, encumbrances or other security interests. Borrower does hereby confirm, ratify and reaffirm the obligations contained in the Original Note, as assigned and endorsed to Lender and as amended and restated hereby and by the Other

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Note in its entirety. This Note is an amendment and restatement only and not a novation; and except as herein provided and as provided in the Other Note, all other terms and conditions of the Original Note shall remain in full force and effect until payment of the Debt in full. The Original Note is being retained by Lender with a notation placed on the face thereof indicating that such Original Note has been amended and restated by this Note and the Other Note.

Borrower’s Tax Identification No.: 20-5911070

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IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.

CONTINENTAL TOWERS, L.L.C.,
a Delaware limited liability company

By:   CTA GENERAL PARTNER, LLC,
a Delaware limited liability company,
its sole member

By:   CTA MEMBER, INC.,
a Delaware corporation,
its managing member

By: [s] Paul G. Del Vecchio

Name:  Yochanan Danziger,
                by Paul G. Del Vecchio,
                Attorney-In-Fact
Title:     President

Attachment

Notarial Jurat

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STATE OF ILLINOIS	§
§
COUNTY OF COOK	§

This instrument was ACKNOWLEDGED before me on December 28, 2006 by PAUL G. DEL VECCHIO, Attorney-In-Fact for YOCHANAN DANZIGER, the President of CTA MEMBER, INC., a Delaware corporation, as managing member of CTA GENERAL PARTNER, LLC, a Delaware limited liability company, as sole member of CONTINENTAL TOWERS, L.L.C., a Delaware limited liability company, on behalf of said limited liability company.

[S E A L]	[s] Joella Malone
Notary Public, State of Illinois

My Commission Expires:

Joella Malone
07/10/09______________	Printed Name of Notary Public

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